EXHIBIT 5.1

February 21, 2020

Sanara MedTech Inc.
1200 Summit Ave., Suite 414
Fort Worth, Texas 76102

Re:
Sanara MedTech Inc.
Registration Statement on Form S-8
Ladies and Gentlemen:

This firm has acted as counsel to Sanara MedTech Inc., a Texas corporation (the “Company”), in connection with a Registration Statement on Form S-8 of the Company (the “Registration Statement”), being filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of up to 2,000,000 shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the Sanara MedTech Inc. 2014 Omnibus Long Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, corporate records of the Company, documents of public officials and officials of the Company, and such other documents as we have deemed appropriate for the purposes of this opinion letter.

In connection with such examination, we have assumed that (i) all documents submitted to or reviewed by us are accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (ii) each individual who signed such documents had the legal capacity to do so; and (iii) all persons who signed such documents on behalf of a corporation or other organization were duly authorized to do so.

We have also assumed that (a) upon issuance, the certificates evidencing the Shares will have been duly signed by Company officers and countersigned by the transfer agent and registered by the registrar for the Common Stock or, if the Shares are uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (b) each award agreement setting forth the terms of each award granted pursuant to the Plan will be consistent with the Plan and duly authorized and validly executed and delivered by the parties thereto, and (c) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company's certificate of formation that have not otherwise been issued or reserved or committed for issuance, and the consideration given for issued Shares will not be less than the par value of the Shares.

Based upon the foregoing, we are of the opinion that when the Shares have been issued and delivered upon payment therefor in accordance with the terms of the Plan and applicable award agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is limited to the laws of the State of Texas.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including the federal laws of the United States of America.

This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our name included in or made a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

/s/ Kelly Hart & Hallman

KELLY HART & HALLMAN LLP

FORT WORTH OFFICE | 201 Main Street, Suite 2500 | Fort Worth, TX 76102 | Telephone: (817) 332-2500 | Fax: (817) 878-9280

Kelly Hart & Hallman, a Limited Liability Partnership | www.kellyhart.com